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                                 MediaBay, Inc.
                            Subsidiaries As of 2/4/00

COMPANY                                                 STATE OF INCORPORATION
-------                                                 ----------------------

ABC INTERNET SERVICES, INC.                                     NEW YORK

ABC INVESTMENT CORP.                                            DELAWARE

RADIO SPIRITS, INC.                                             DELAWARE

VIDEO YESTERYEAR, INC.                                          DELAWARE

AUDIO BOOK CLUB, INC.                                           DELAWARE

BOOKSALOUD, INC.                                                FLORIDA

MULTIMEDIA FULFILLMENT, INC.                                    DELAWARE

MediaBay.com, Inc.                                              DELAWARE

AudioBook.com, Inc.                                             DELAWARE

AudioBookClub.com, Inc.                                         DELAWARE

ABC-COA ACQUISITION CORP.                                       DELAWARE

MediaBay Services, Inc.                                         DELAWARE

DownloadBay.com, Inc.                                           DELAWARE

ClassicEntertainment.com, Inc.                                  DELAWARE

ABCInvestmentcorp.com, Inc.                                     DELAWARE